SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

HEMOSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0452938
(State of Incorporation)	(I.R.S. Employer Identification No.)

651 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(ZIP Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-123705

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Common Stock of Registrant set forth under the caption “Description of Capital Stock” in (i) Registrant’s Registration Statement on Form S-1 (File No. 333-123705) filed with the SEC on March 31, 2005, as amended on May 6, 2005, May 31, 2005, June 3, 2005, June 10, 2005 and June 20, 2005 or as subsequently amended (the “Registration Statement”) and (ii) Registrant’s prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits

The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

	3.1	Amended and Restated Certificate of Incorporation of the Registrant (Delaware) as currently in effect, including the Certificate of Amendment dated May 4, 2005.

	3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant (Delaware) to be filed after the closing of the offering made under the Registration Statement.

	3.3	Bylaws of the Registrant as currently in effect.

	3.4	Form of Amended and Restated Bylaws of the Registrant to be in effect after the closing of the offering made under the Registration Statement.

	4.1	Specimen Common Stock Certificate.

	4.2	Amended and Restated Investor Rights Agreement dated February 7, 2005, by and among the Registrant and certain of its stockholders.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 21, 2005	HemoSense, Inc.

	By:	/s/ James D. Merselis
James D. Merselis
President and Chief Executive Officer